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                                                                    EXHIBIT 10.1

                      DESCRIPTION OF EMPLOYMENT ARRANGEMENT
                             WITH MICHAEL J. BURDIEK



         On April 18, 2005, the Board of Directors of Telenetics appointed Michael J. Burdiek as the President and Chief Executive Officer of the Company. Mr. Burdiek will receive an annual base salary of $200,000, with the opportunity to earn annual bonuses of up to 50% of his base salary, plus five-year options to purchase up to 2,278,295 shares of Telenetics common stock at an exercise price of $0.04 share. The options are exercisable immediately and bear piggyback registration rights.